Sutton Lawrence LLP

Garrett Sutton(1)
Richard Lawrence(2)
Angela V. Langlotz(3)
Frank Troppe(4)

(1)  Also licensed in California
(2)  Licensed in Utah, Illinois and Oklahoma
(3)  Also licensed in Oregon and Washington
(4)  Also licensed in Illinois

4745 Caughlin Parkway Ste. 200 Reno, NV 89509 Tel: (775) 824-0300 Fax: (775) 824-0105 gsutton@sutlaw.com	102 West 500 South Ste. 215 Salt Lake City, UT 84101 Tel: (801) 355 6200 Fax: (801) 292 0687
Reply to: Reno Office

July 21, 2003

Board of Directors
Enwin Resources, Inc.
Vancouver, BC, Canada

Re: Amended Registration Statement on Form SB-2\A
to be filed July 21, 2003 - File No. 333-100636

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Enwin Resources, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock" or the "Shares").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the
Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2, relating to the Shares, filed with the Securities and
Exchange Commission (the "Commission") under the Securities Act on October 18, 2002, (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement filed December 16, 2002 (the "First Amended
Registration Statement"), (iii) the second amended Registration Statement filed March 17, 2003 (the "Second Amended
Registration Statement"), (iii) the third amended Registration Statement filed March 28, 2003 (the "Third Amended
Registration Statement), (iv) the fourth amended Registration Statement to be filed July 21, 2003 (the "Fourth Amended
Registration Statement"), (v) the Charter of the Company, as amended, (vi) the Articles of Incorporation of the Company in
effect as of the date hereof (vii) the Bylaws of the Company in effect as of the date hereof, (viii) resolutions of the Board of
Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on September 12, 2002, and (ix) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the
Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the
State of California and to practice federal law of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction (except Nevada and California). We are limiting our legality opinion to statutory law including, for both
Nevada and California, statutory provisions, all applicable provisions of the constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement and the First, Second, Third and Fourth Amended Registration Statements have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.3 to Form SB-2\A, and expressly consent to the incorporation, by quotation or summarization, of all or any portion of our opinion within the Registration Statement, including the prospectus as originally filed or subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ Sutton Lawrence LLP

SUTTON LAWRENCE LLP